                                                                  EXHIBIT (1)(h)

                           FORM OF AMENDMENT NO. 7 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                      OF AMERICAN CENTURY INVESTMENT TRUST

     THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the ___ day of ___________, 2007 by the Trustees hereunder.

     WHEREAS,  the Board of Trustees have executed an Amendment and  Restatement to the Agreement and Declaration of Trust dated March 26, 2004, and amended June
14, 2004, April 20, 2005, June 30, 3005,  December 12, 2005, March 10, 2006; and
August 25, 2006, and

     WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust,
the Trustees wish to amend the Declaration of Trust as follows.

     NOW, THEREFORE,  BE IT RESOLVED, the Declaration of Trust is hereby amended by  deleting  the present  Section  6(d) of Article  III and  inserting  in lieu thereof the following:

     (d) VOTING.  On any matter  submitted to a vote of the  Shareholders of the
     Trust,  all Shares of all Series and Classes then entitled to vote shall be voted  together,  except that (i) when required by the 1940 Act to be voted by individual  Series or Class,  Shares shall be voted by individual Series
     or  Class,   or  (ii)  when  the  matter  affects  only  the  interests  of
     Shareholders  of one or more Series or Classes,  only  Shareholders of such one or more Series or Classes shall be entitled to vote thereon.

     RESOLVED,  the  Declaration  of Trust is hereby  amended  by  deleting  the present Section 3 of Article V and inserting in lieu thereof the following:

     SECTION 3. QUORUM AND REQUIRED VOTE
     Except when a larger quorum is required by applicable law, by the Bylaws or by this  Declaration  of Trust,  one-third  of the Shares  entitled to vote shall constitute a quorum at a Shareholders'  meeting. When any one or more
     Series or Classes  are to vote as a single  class  separate  from any other
     Shares,  one-third  of the Shares of each such Series or Class  entitled to vote shall constitute a quorum at a Shareholders' meeting of that Series or
     Class.  Any meeting of Shareholders may be adjourned from time to time by a majority of the votes  properly  cast upon the  question,  whether or not a quorum  is  present,  and the  meeting  may be held as  adjourned  within a reasonable time after the date set for the original meeting without further notice.  Subject to the  provisions of Article III,  Section  6(d),  when a quorum is present at any  meeting,  a majority  of the Shares  voted  shall decide any questions and a plurality  shall elect a Trustee,  except when a larger vote is required by any  provision of this  Declaration  of Trust or the Bylaws or by applicable law.

     RESOLVED,  the  Declaration  of Trust is hereby  amended  by  deleting  the present Section 4 of Article VIII and inserting in lieu thereof the following:

     SECTION 4. TERMINATION OF TRUST, SERIES OR CLASS
     Unless  terminated as provided  herein,  the Trust shall  continue  without limitation  of time.  The Trust may be terminated at any time by vote of at least two-thirds (66 (2)/3%) of the Shares of each Series entitled to vote, voting  separately by Series,  or by the Trustees by written  notice to the
     Shareholders.  Any Series or Class may be terminated at any time by vote of at least  two-thirds (66 (2)/3%) of the Shares of that Series or Class,  or by the  Trustees by written  notice to the  Shareholders  of that Series or
     Class.

     Upon termination of the Trust (or any Series or Class, as the case may be), after paying or otherwise  providing for all charges,  taxes,  expenses and liabilities belonging,  severally, to each Series (or the applicable Series or Class, as the case may be), whether due or accrued or anticipated as may be  determined by the Trustees,  the Trust shall,  in accordance  with such procedures  as the  Trustees  consider  appropriate,  reduce the  remaining assets  belonging,  severally,  to each Series (or the applicable Series or
     Class,  as the case may be),  to  distributable  form in cash or  shares or other securities,  or any combination  thereof, and distribute the proceeds belonging to each Series (or the  applicable  Series or Class,  as the case may be), to the Shareholders of that Series or Class, as a Series or Class, ratably  according  to the number of Shares of that Series or Class held by the several Shareholders on the date of termination.

     IN WITNESS  WHEREOF,  the Trustees do hereto set their hands as of the date written above.

TRUSTEES OF THE AMERICAN CENTURY INVESTMENT TRUST

---------------------------                          ---------------------------
John Freidenrich                                     Ronald J. Gilson

---------------------------                          ---------------------------
Kathryn A. Hall                                      Myron S. Scholes

---------------------------                          ---------------------------
John B. Shoven                                       Jeanne D. Wohlers